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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                 APRIL 11, 2002
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)


                           SABRE HOLDINGS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                 1-12175                 75-2662240
 (STATE OR OTHER JURISDICTION   (COMMISSION FILE NO.)      (IRS EMPLOYER
        OF INCORPORATION)                                IDENTIFICATION NO.)


                                3150 SABRE DRIVE
                             SOUTHLAKE, TEXAS 76092
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (682) 605-1000


                                 NOT APPLICABLE.
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)



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ITEM 2.      ACQUISITION OF ASSETS

      On April 8, 2002, Sabre Holdings Corporation (the "company") completed its previously announced cash tender offer (the "Offer") for all outstanding shares of common stock, par value $.001 (the "Shares"), of Travelocity.com Inc. ("Travelocity") at a purchase price of $28.00 net to the seller in cash.

      The Offer expired at 12:00 Midnight, New York City time, on Friday, April 5, 2002. In the Offer, the company's indirect wholly owned subsidiary, Travelocity Holdings Sub Inc., a Delaware corporation ("Purchaser"), purchased 13,629,272 Shares, which, together with the Shares previously held by the company, constituted approximately 94% of the outstanding Shares.

      On April 11, 2002, Purchaser merged (the "Merger") with and into Travelocity pursuant to Section 253 of the General Corporation Law of the State of Delaware (the "DGCL"), with Travelocity surviving the Merger as an indirect wholly owned subsidiary of the company. Pursuant to the Merger, each outstanding Share not tendered in the Offer (other than Shares held by Purchaser and Travelocity and Shares held by Travelocity stockholders exercising appraisal rights under Section 262 of the DGCL) was converted into a right to receive $28.00 in cash.

      The aggregate payment in respect of the Shares will be approximately $468 million. The sources of funds used in the Offer and the Merger are cash on hand and working capital, including ordinary course inter-company borrowings from affiliates.

      A copy of the press release issued by the company in respect of the closing of the Merger is filed herewith as Exhibit 99.1 and incorporated herein by reference in its entirety.

ITEM 5.      OTHER EVENTS

      On April 18, 2002, the company reported first quarter 2002 financial results. The company reported first quarter 2002 earnings per share, excluding special items, of $0.62. First quarter, 2002 revenues were $539 million. Global travel bookings in the first quarter were down 13.8 percent, year-over-year.

      Continuing Operations. Total revenues from continuing operations for the first quarter of 2002 were $539 million, a decrease of 5.9 percent from $573 million during the same period a year ago. Operating income from continuing operations for the first quarter, excluding special items, was $141 million, up 22 percent from $115 million in the year-ago quarter. Net earnings from continuing operations for the first quarter, excluding special items described below, were $84 million, an increase of 33.5 percent, compared to $63 million in the year-ago quarter.

      Total Company. First quarter net earnings, before special items, were $84 million, a decline of 1.1 percent compared to $85 million in the first quarter of 2001. The prior year quarterly results include the company's airline infrastructure outsourcing business sold to EDS on July 2, 2001. Total company earnings per share, before special items, on a diluted basis were $0.62, a 3.1 percent decline compared to $0.64 in the year-ago quarter.

      Special Items.  Special items in the first quarter of 2002 included:

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         -  Expense of $20.5 million associated with the amortization of certain intangibles, stock compensation, and transaction fees arising from merger and acquisition activity.

         - A one-time gain of approximately $18 million from the sale of the company's former corporate office facility.

         - A one-time gain of $4 million related to the sale of France Telecom shares by one of the company's joint venture partners.

      Including the impact of those special items, net earnings for the company in the first quarter were $87 million, or $0.64 per share on a diluted basis, compared to net earnings of $17 million, or $0.13 per share on a diluted basis in the year-ago quarter. If Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, adopted by the company effective January 1, 2002, had been in effect during the first quarter of 2001, comparable net earnings would have been $68 million, or $0.51 per share on a diluted basis, as a result of the non- amortization of goodwill and other intangible assets.

      Travel Marketing and Distribution. Total worldwide travel bookings processed through the Sabre global distribution system, which includes direct bookings and joint venture bookings for which the company or its distribution partners earn a booking fee, were 108 million for the first quarter of 2002, a decrease of 13.8 percent from last year's record bookings quarter. Bookings within the United States declined 17.8 percent for the first quarter, year-over-year, while international bookings declined 8.1 percent. Revenues from the travel marketing and distribution business were $424 million for the first quarter of 2002, down 9.2 percent from the year-ago quarter.

      Travelocity.com. Travelocity diluted earnings per share, excluding special items, were $0.12 for the first quarter of 2002. Gross travel bookings in the first quarter were $783 million, compared to $834 million in the year-ago quarter, a six percent decrease. First quarter revenues were $74 million compared to $73 million in the first quarter of 2001, a 1.1 percent increase. First quarter transaction revenues for Travelocity were impacted by overall industry weakness and lower bookings due to an earlier than normal Easter holiday, typically a seasonally slow period. During the quarter, Travelocity membership rose by 1.9 million members from the prior quarter to 33.8 million. Total transactions were up 13.6 percent sequentially and down 16.3 percent from the first quarter a year ago.

      GetThere. Revenues from GetThere, the company's web-based travel booking system for corporations and suppliers, were $12 million in the first quarter of 2002, a 7.4 percent increase from $11 million in the year-ago quarter. GetThere saw corporate revenue growth of over 93 percent. Corporate adoption rates, a key GetThere metric, now average 14 percent, an increase of about 56 percent from the same period last year. GetThere also announced several new customers during the quarter, including Nokia.

      Airline Solutions. First quarter revenues from Airline Solutions were $52 million, an increase of 7.5 percent, compared to $49 million in the year-ago quarter. Operating margins for Airline Solutions improved significantly, primarily due to cost control. During the quarter, the Airline Solutions business announced several customer wins, including China Airlines and KLM Royal Dutch Airlines.

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      Additional Financial Information. The company's balance sheet as of March
31, 2002 reflects cash and marketable securities of more than $818 million. The carrying value of the company's public debt on the balance sheet as of March 31, 2002 was $395 million. Capital spending for the first quarter was $12 million, compared to $51 million in the first quarter of 2001. Depreciation and amortization expense for the first quarter 2002, excluding intangible assets associated with acquisitions, was $16 million, an improvement of 57.7 percent, compared to the first quarter of 2001.

      On April 4, 2002, in connection with its public offering of 8.2 million shares of Class A common stock, the company granted to the underwriters an over-allotment option to purchase an additional 1.23 million shares at the public offering purchase price of $44.50. On April 18, 2002, the underwriters exercised their over-allotment option in full, which is expected to close on April 22, 2002.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (a)  Financial Statements of Businesses Acquired.  Not applicable.

      (b)  Pro Forma Financial Information.  Not applicable.

      (c)  Exhibits.

       EXHIBIT                        DESCRIPTION

       99.1                           Press Release of Sabre Holdings
                                      Corporation, dated April 11, 2002.

CAUTIONARY NOTICE ABOUT FORWARD-LOOKING STATEMENTS

      Statements in this report and the exhibit attached hereto which are not purely historical facts, including statements about forecasted revenue or earnings growth, cost estimates, expected operating margins or cash flow, and future bookings outlook, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to the company on the date of this report. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to: airlines limiting their participation in travel marketing and distribution services; and the company's revenues being highly dependent on the travel and transportation industries. The company may not succeed in addressing these and other risks. Further information regarding factors that could affect the company's financial and other results can be found in the risk factors section of the company's most recent filing on Form 10-K with the Securities and Exchange Commission.



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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  SABRE HOLDINGS CORPORATION



                                  By: /s/ James F. Brashear
                                      -------------------------
                                  Name:   James F. Brashear
                                  Title:  Corporate Secretary
Date: April 19, 2002